Exhibit 99.1

News for Immediate Release

Contact:

Gary Santo
Investor Relations
First Marblehead
800 Boylston Street, 34th FL
Boston, MA 02199
617.638.2065

FIRST MARBLEHEAD ANNOUNCES FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

BOSTON, MA, August 30, 2011 – The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the fourth quarter of fiscal 2011 and for the fiscal year ended June 30, 2011.

For the fourth quarter of fiscal 2011, the Company recorded a net loss of $83.8 million, or $0.83 per share, compared to net income for the fourth quarter of fiscal 2010 of $4.4 million, or $0.04 per share.  For the fiscal year ended June 30, 2011, the Company’s net loss was $221.6 million, or $2.20 per share, compared to a net loss of $170.9 million, or $1.72 per share, for the fiscal year ended June 30, 2010.  As further discussed below, these consolidated results reflect the asset performance, including net losses, of 14 securitization trusts that have been structured to provide recourse only to the assets of the particular securitization trust and not to the assets of the Company, its subsidiaries or any other securitization trust.

“We made strong progress during the fourth quarter to position the company for future growth.  We invested in our loan distribution capabilities through the expansion of our national sales force, and the launch of Monogram-based loan programs by Union Federal extended our geographic reach to 50 states in time for the peak lending season,” said Daniel Meyers, Chairman and Chief Executive Officer. “In addition, TMS generated positive cash flow for the quarter.”

Following the consolidation of 14 securitization trusts on July 1, 2010, the Company presents two distinct reporting segments: Education Financing and Securitization Trusts.  Results for the Education Financing segment are generally comparable to the operating performance reported by the Company for periods prior to July 1, 2010, although results after July 1, 2010 also give effect to the deconsolidation of an indirect subsidiary for which the Company is no longer considered to be the primary beneficiary.  The Securitization Trusts segment reflects the results of the 14 consolidated trusts.  After January 1, 2011, results for the Education Financing segment also include the results of TMS (Tuition Management Systems LLC).

Education Financing Segment Results
For the quarter ended June 30, 2011, the net loss for the Education Financing segment was $19.5 million, or $0.19 per share, compared to a loss of $10.2 million, or $0.10 per share, for the same period in 2010.  The net loss increased by $9.3 million between periods primarily as a result of a lower income tax benefit of $13.8 million, offset by a $3.4 million decline in non-interest expenses.  The net loss for the fourth quarter of fiscal 2011 improved by $22.2 million compared to the prior quarter’s net loss of $41.7 million, or $0.41 per share, principally as a result of a $24.1 million decrease between periods in non-cash adjustments to the estimated fair value of service revenue receivables.

For the fiscal year ended June 30, 2011, the net loss was $81.4 million, or $0.81 per share, compared to a net loss for the fiscal year ended June 30, 2010 of $111.7 million, or $1.12 per share. The prior year’s results included a $41.3 million after tax loss, or $0.41 per share, for realized losses on education loans held for sale.

Stockholders’ equity for the Education Financing segment was $257.3 million as of June 30, 2011.

Securitization Trusts Segment Results
The net loss for the Securitization Trusts segment was $64.5 million, or $0.64 per share, for the three months ended June 30, 2011, compared to the previous quarter’s net income of $2.3 million.  The increase in the net loss quarter over quarter resulted primarily from an increase in the provision for loan losses of $41.9 million in the current quarter as well as an increase in expenses of $21.0 million, reflecting a gain recorded by the Securitization Trusts segment in the previous quarter for decreases in the estimated fair value of payables to the Education Financing segment.  For the fiscal year ended June 30, 2011, the net loss for the Securitization Trust segment was $139.9 million, or $1.39 per share.

Of the 14 consolidated securitization trusts reported in the Securitization Trusts segment, the Company does not own any residual interests in the 11 NCSLT securitization trusts, but owns 100% of the residual interests in the three GATE Trusts.  Net income from the GATE Trusts for the three and twelve month periods ended June 30, 2011 was $1.2 million, or $0.01 per share, and $6.1 million, or $0.06 per share, respectively.

Stockholders’ deficit for the Securitization Trusts segment was $1.1 billion as of June 30, 2011.

Company Liquidity
As of June 30, 2011, the Company had $267.4 million in cash, cash equivalents and short-term investments compared to $278.7 million at March 31, 2011.  During the quarter, TMS generated $623 thousand of positive cash flow, after capital expenditures.  Net operating cash usage* for the quarter ended June 30, 2011 was approximately $10.6 million, the lowest level of the fiscal year, and an improvement from $13.1 million for the quarter ended March 31, 2011 and $14.6 million for the comparable prior year quarter.

*See below under the heading “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

First Marblehead will host a conference call on August 30, 2011 at 5:00 p.m.  Eastern time to discuss its results.  Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the Company’s website at www.firstmarblehead.com, under “For Investors”, or by dialing (866) 202-4683 in the United States or (617) 213-8846 from abroad and entering the pass code 31324939.

About The First Marblehead Corporation –First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs.  For more information, go to www.firstmarblehead.com.  First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org.  We offer residential and commercial mortgage loans, private student loans, and retail savings, money market and time deposit products through Union Federal Savings Bank (“Union Federal”).  First Marblehead also offers outsourced tuition planning, billing and payment technology services through its subsidiary Tuition Management Systems LLC (“TMS”).  For more information, go to www.afford.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future financial and operating results, growth and liquidity, including the future origination of private education loans by First Marblehead’s clients, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon our historical performance, the historical performance of the securitization trusts that we have facilitated (the “Trusts”) and on our plans, estimates and expectations as of August 30, 2011.  The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved.  You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, including facilitated loan volumes and resulting cash flows, financing-related revenues, the performance of the Trusts and resulting cash flows, or the timing of events, to be materially different than those expressed or implied by forward-looking statements.  Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings; market acceptance of, and demand for, our clients’ Monogram-based loan offerings; the successful marketing and sales of our clients’ Monogram-based loan offerings;  the extent to which our clients’ loan application volume since July 1, 2011 ultimately results in booked loans, which is uncertain as of August 30, 2011; the volume, timing and performance of booked loans; our success in negotiating loan program agreements with additional lender clients; the size and structure of any credit enhancement provided by First Marblehead in connection with our Monogram platform; our success in designing, implementing and commercializing private education loan programs through Union Federal Savings Bank, including receipt of and compliance with regulatory approvals and conditions with respect to such programs; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, regulatory action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including as a result of the audit being conducted by the Internal Revenue Service relating to tax refunds previously received; resolution of pending litigation pertaining to our Massachusetts state income tax returns; the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used to estimate the fair value of additional structural advisory fees, asset servicing fees and residuals receivables; our success in integrating the operations of Tuition Management Systems LLC and realizing the anticipated benefits of our acquisition of TMS, including additional fee-based revenues, and the other factors set forth under the caption “Part II– Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 16, 2011.  Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variance between our performance assumptions and the actual performance of the Trusts; economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on loan portfolios held by the Trusts, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; capital markets receptivity to securities backed by private education loans; and interest rate trends.  We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

The First Marblehead Corporation and Subsidiaries
Condensed Consolidated Statements of Operations By Reporting Segment
For the Three Months Ended June 30, 2011 and 2010
(Unaudited)
(dollars and shares in thousands, except per share amounts)

	2011				2010
	Education Financing	Securitization Trusts	Eliminations	Total	Education Financing	Deconsolidation and Eliminations	Total

Revenues:
Net interest income:
Interest income	$300	$75,814	$14	$76,128	$488	$4,223	$4,711
Interest expense	(214)	(13,938)	—	(14,152)	(536)	(901)	(1,437)
Net interest income	86	61,876	14	61,976	(48)	3,322	3,274
Provision for loan losses	(4)	(115,667)	—	(115,671)	(16)	—	(16)
Net interest income (loss) after provision for loan losses	82	(53,791)	14	(53,695)	(64)	3,322	3,258
Non-interest revenues:
Asset servicing fees:
Fee income	153	—	—	153	889	—	889
Fee updates	(77)	—	—	(77)	(1,234)	—	(1,234)
Total asset servicing fees	76	—	—	76	(345)	—	(345)
Additional structural advisory fees and residuals—trust updates	(2,365)	—	722	(1,643)	1,651	—	1,651
Administrative and other fees	9,749	349	(2,345)	7,753	5,161	(284)	4,877
Total non-interest revenues	7,460	349	(1,623)	6,186	6,467	(284)	6,183
Total revenues	7,542	(53,442)	(1,609)	(47,509)	6,403	3,038	9,441
Non-interest expenses:
Compensation and benefits	10,653	—	—	10,653	18,159	—	18,159
General and administrative expenses	16,202	11,097	(1,782)	25,517	12,116	200	12,316
Gain on education loans held for sale	—	—	—	—	—	(7,839)	(7,839)
Total non-interest expenses	26,855	11,097	(1,782)	36,170	30,275	(7,639)	22,636
(Loss) income before income taxes	(19,313)	(64,539)	173	(83,679)	(23,872)	10,677	(13,195)
Income tax expense (benefit)	151	—	—	151	(13,657)	(3,918)	(17,575)
Net (loss) income	$(19,464)	$(64,539)	$173	$(83,830)	$(10,215)	$14,595	$4,380
Net (loss) income per basic and diluted share	$(0.19)	$(0.64)	$0.00	$(0.83)	$(0.10)	$0.14	$0.04

Basic and diluted weighted-average shares outstanding				101,251			100,457

The First Marblehead Corporation and Subsidiaries
Condensed Consolidated Statements of Operations By Reporting Segment
For the Twelve Months Ended June 30, 2011 and 2010
(Unaudited)
(dollars and shares in thousands, except per share amounts)

	2011				2010
	Education Financing	Securitization Trusts	Eliminations	Total	Education Financing	Deconsolidation and Eliminations	Total

Revenues:
Net interest income:
Interest income	$1,778	$327,160	$43	$328,981	$6,993	$16,036	$23,029
Interest expense	(1,037)	(62,912)	—	(63,949)	(2,755)	(10,403)	(13,158)
Net interest income	741	264,248	43	265,032	4,238	5,633	9,871
Provision for loan losses	(281)	(421,346)	—	(421,627)	(121)	—	(121)
Net interest income (loss) after provision for loan losses	460	(157,098)	43	(156,595)	4,117	5,633	9,750
Non-interest revenues:
Asset servicing fees:
Fee income	2,082	—	—	2,082	6,901	—	6,901
Fee updates	(6,242)	—	—	(6,242)	(3,506)	—	(3,506)
Total asset servicing fees	(4,160)	—	—	(4,160)	3,395	—	3,395
Additional structural advisory fees and residuals—trust updates	(19,019)	—	17,274	(1,745)	(16,962)	—	(16,962)
Administrative and other fees	29,948	2,742	(9,823)	22,867	20,749	(782)	19,967
Total non-interest revenues	6,769	2,742	7,451	16,962	7,182	(782)	6,400
Total revenues	7,229	(154,356)	7,494	(139,633)	11,299	4,851	16,150
Non-interest expenses:
Compensation and benefits	38,293	—	—	38,293	43,096	—	43,096
General and administrative expenses	56,290	28,180	7,756	92,226	57,632	311	57,943
Losses on education loans held for sale	—	—	—	—	63,573	67,382	130,955
Total non-interest expenses	94,583	28,180	7,756	130,519	164,301	67,693	231,994
Loss before other income and income taxes	(87,354)	(182,536)	(262)	(270,152)	(153,002)	(62,842)	(215,844)
Other income — gain from TERI settlements	8,112	42,587	—	50,699	—	—	—
Loss before income taxes	(79,242)	(139,949)	(262)	(219,453)	(153,002)	(62,842)	(215,844)
Income tax expense (benefit)	2,108	—	—	2,108	(41,323)	(3,619)	(44,942)
Net loss	$(81,350)	$(139,949)	$(262)	$(221,561)	$(111,679)	$(59,223)	$(170,902)
Net loss per basic and diluted share	$(0.81)	$(1.39)	$(0.00)	$(2.20)	$(1.12)	$(0.60)	$(1.72)

Basic and diluted weighted-average shares outstanding				100,919			99,537

The First Marblehead Corporation and Subsidiaries
Condensed Consolidated Balance Sheet By Reporting Segment
As of June 30, 2011
(Unaudited)
(dollars in thousands)

	Education Financing	Securitization Trusts	Eliminations	Total

Assets:
Cash, cash equivalents and short-term investments	$267,367	$—	$—	$267,367
Restricted cash and investments	124,687	127,709	—	252,396
Education loans held to maturity	—	6,945,680	(376)	6,945,304
Service revenue receivables	29,610	—	(21,418)	8,192
Other assets	85,886	97,046	(4,274)	178,658
Total assets	$507,550	$7,170,435	$(26,068)	$7,651,917
Liabilities:
Deposits.	$60,492	$—	$—	$60,492
Restricted funds due to clients	124,194	—	(2,306)	121,888
Other liabilities.	65,519	27,520	(16,703)	76,336
Long-term borrowings	—	8,273,140	—	8,273,140
Total liabilities	250,205	8,300,660	(19,009)	8,531,856
Total stockholders’ equity (deficit)	257,345	(1,130,225)	(7,059)	(879,939)
Total liabilities and stockholders’ equity	$507,550	$7,170,435	$(26,068)	$7,651,917

The First Marblehead Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
As of June 30, 2011 and 2010
(Unaudited)
(dollars in thousands)

	2011	2010

ASSETS
Cash and cash equivalents	$217,367	$331,047
Short-term investments, at cost	50,000	50,000
Restricted cash and guaranteed investment contracts, at cost	252,396	1,026
Investments available for sale, at fair value	11,019	4,471
Education loans held for sale, at lower of cost or fair value	—	105,082
Education loans held to maturity, net of allowance of $451,015 and $24,804	6,945,304	391
Mortgage loans held to maturity, net of allowance of $882 and $367	6,417	8,118
Interest receivable	66,104	2,457
Deposits for participation interest accounts, at fair value	8,512	—
Service revenue receivables, at fair value	8,192	53,279
Income taxes receivable	—	7,665
Goodwill	19,548	—
Intangible assets, net of accumulated amortization	23,040	1,194
Other assets	44,018	16,830
Total assets	$7,651,917	$581,560
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Liabilities:
Deposits	$60,492	$108,732
Restricted funds due to clients	121,888	—
Accounts payable, accrued expenses and other liabilities	35,526	36,764
Income taxes payable	39,979	—
Net deferred tax liability	831	753
Education loan warehouse facility	—	218,059
Long-term borrowings	8,273,140	—
Total liabilities	8,531,856	364,308
Commitments and contingencies
Total stockholders’ equity (deficit)	(879,939)	217,252
Total liabilities and stockholders’ equity	$7,651,917	$581,560

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on U.S. generally accepted accounting principles (“GAAP”), the Company has included in this press release an additional financial metric that we refer to as “net operating cash usage” and that was not prepared in accordance with GAAP.  We define “net operating cash usage” to mean approximate cash requirements to fund our operations.  “Net operating cash usage” is not directly comparable to our consolidated statement of cash flows prepared in accordance with GAAP.  Legislative and regulatory guidance discourage the use of, and emphasis on, non-GAAP financial metrics and require companies to explain why a non-GAAP financial metric is relevant to management and investors.

Management and our board of directors use this non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting our core operating performance and comparing such performance to that of prior periods.  The non-GAAP financial measure is also used by us in our financial and operational decision-making.

We believe that the inclusion of this non-GAAP financial metric helps investors to gain a better understanding of our quarterly and annual results, including our non-interest expenses and quarter-end liquidity position, particularly in light of dislocations in the private education loan industry and the capital markets that have affected us.  In addition, our presentation of this non-GAAP financial measure is consistent with how we expect that analysts may calculate their estimates of our financial results in their research reports and with how investors, analysts and financial news media may evaluate our financial results.

There are limitations associated with reliance on any non-GAAP financial measure because it is specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging.  Nevertheless, by providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies, while also gaining a better understanding of our operating performance, consistent with management’s evaluation.

“Net operating cash usage” should be considered in addition to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP.  Net operating cash usage relates solely to the Education Financing segment, and excludes the effects of income taxes, acquisitions or divestitures, participation interest account funding and changes in other assets and liabilities that are solely related to short-term timing of cash payments or receipts.

In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss before income taxes, for the three and twelve month periods ended June 30, 2011 as well as the three months ended March 31, 2011 and June 30, 2010, and reconciles the GAAP measure to the comparable non-GAAP financial metric:

	Three months ended			Twelve months ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	(dollars in thousands)

Loss before income taxes	$(83,679)	$(39,408)	$(13,195)	$(219,453)	$(215,844)
(Income) loss and related eliminations attributable to:
NCSLT Trusts	65,750	(607)	—	146,037	—
GATE Trusts	(1,384)	(1,780)	—	(5,826)	—
UFSB-SPV	—	—	(10,677)	—	62,842
Net loss before income taxes – Education Financing	(19,313)	(41,795)	(23,872)	(79,242)	(153,002)
Adjustments to net loss before income taxes – Education Financing:
Trust update (gains) losses – additional structural advisory fees and residuals:
Securitization Trusts segment	722	21,646	—	17,274	—
Off-balance sheet VIEs	1,643	(233)	(1,651)	1,745	16,962
Asset servicing fees	(76)	4,959	345	4,160	(3,395)
Non-cash gains from TERI settlements	—	—	—	(5,021)	—
Depreciation and amortization	1,680	2,125	2,711	8,253	13,359
Stock-based compensation expense	1,279	1,276	8,482	4,805	13,013
TMS deferred revenue	2,447	558	—	3,005	—
Cash receipts from education loans, net of interest income accruals	287	118	118	700	(1,960)
Cash receipts from trust distributions	30	32	200	490	629
Losses on education loans held for sale	—	—	—	—	63,573
Other	661	(1,778)	(890)	(3,850)	(294)
Non-GAAP net operating cash usage	$(10,640)	$(13,092)	$(14,557)	$(47,681)	$(51,115)